Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES CASH DIVIDEND INCREASE

SEATTLE, WASHINGTON – May 6, 2004, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.11 per share, a 38% increase from the $.08 per share semi-annual dividend declared in 2003.  The dividend will be payable on June 15, 2004 to shareholders of record as of June 1, 2004.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 169 offices and 12 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.